EXHIBIT 99.1

Charge Enterprises Reports First Quarter 2022 Financial Results

Reported Revenues Increased $51.9 Million to $163.0 Million

Reported Gross Margin Increased $4.9 Million to $6.5 Million

Executing Consistently on Leading Edge 5G and Electric Vehicle Charging Infrastructure Strategy in Key Markets, Benefiting from Diversified Revenue Streams

New York – May 16, 2022 – Charge Enterprises, Inc. (Nasdaq: CRGE) (“Charge” or the “Company”), consisting of a portfolio of global businesses with the vision of connecting people everywhere with communications and electric vehicle (“EV”) charging infrastructure, today reported its financial results for the three-month period ended March 31, 2022.

Andrew Fox, Founder, Chairman and Chief Executive Officer of Charge, commented, “Our strategy is to leverage our existing businesses and invest in the high growth areas of EV charging and 5G infrastructure to drive sustainable revenue expansion that will benefit all stakeholders.

“In keeping with our strategy, we are proud to continue to be working with numerous individual dealers and dealer groups on planning and meeting the automotive OEM driven timelines and infrastructure needs, including the highly respected Berkshire Hathaway Automotive Group which has selected Charge as its preferred installation partner.”

Mr. Fox added, “There are significant investments being made by the public and private sectors in the 5G broadband infrastructure space. During the quarter, our Infrastructure business, which includes technology upgrades for private long-term evolution (LTE) networks, proprietary software inside our network operation center (NOC) for monitoring, tower upgrades, distributed antenna systems, and electrical infrastructure, continued to harness growing demand and capitalize on opportunities. Our goal is to be the trusted global infrastructure provider and capture market share in the expansive EV charging and 5G broadband space. Our progress to date confirms our optimism of a robust pipeline and our ability to capture new customers and revenues in the future.”

First Quarter 2022 Results - Selected Financial Information

Reported revenues increased $51.9 million to $163.0 million, and proforma revenues increased $37.7 million to

$163.2 million, compared with the first quarter of 2021, driven by increased revenues on a reported and proforma basis in both of the Company’s business segments.

•	Telecommunications: Reported revenues and proforma revenues increased $32.2 million, compared with the first quarter of 2021. The increase was primarily driven by higher voice call demand as a result of geo-political unrest in eastern Europe, as well as an increase in contractual volume, compared with the prior-year period.

•	Infrastructure: Reported revenues increased $19.6 million, and proforma revenues increased $5.4 million, compared with the first quarter of 2021. The increase in reported revenues was due to the Company’s Advanced Network Services (“ANS”), BW Electrical Services, LLC (“BW”), and EV Group Holdings, LLC (“EV Depot”) acquisitions. The increase in proforma revenues was primarily due to solid growth within the electrical construction business and additional EV Depot locations.

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Reported gross margin increased $4.9 million to $6.5 million, and proforma gross margin increased $1.6 million to $6.6 million, compared with the first quarter of 2021. The increase in reported and proforma gross margin was primarily driven by higher revenues and margin expansion in the Infrastructure business segment, partially offset by lower gross margin in the Telecommunications business segment.

Reported net loss was $13.1 million, compared with a net loss of $1.6 million, and proforma net loss was $13.1 million, compared with a net loss of $1.0 million in the first quarter of 2021. On a reported basis the expenses after gross margin are related to the investments the Company is making in its people, the largest of which are as follows:

•	$10.7 million in stock-based compensation expense, which represents a $6.2 million increase, and
•	$4.2 million in salaries and benefits which represents a $3.4 million increase, related to the expansion in personnel in the areas of EV charging project management, finance, legal and human resources, associated with the Company’s growth.

As of March 31, 2022, Charge held $50.1 million in cash, cash equivalents and marketable securities.

Charge’s CFO Leah Schweller commented, “Our strategy over the last 18 months of acquiring profitable businesses has allowed us to invest in the high growth areas of 5G and EV charging installation within our Infrastructure segment, as well as our corporate structure to support our public company status and recent uplist to the Nasdaq Global Market.”

Charge continues to execute on its acquisition strategy. Reported results include: TransWorld Enterprises, Inc., acquired on May 8, 2020; GetCharged, Inc., acquired on October 12, 2020; PTGI International Carrier Services, Inc. (“PTGI”) acquired on October 31, 2020; ANS acquired on May 21, 2021; BW acquired on December 27, 2021; and EV Depot acquired on January 14, 2022. Due to the timing of certain acquisitions, current quarter results, are not comparable to the year-ago periods.

Proforma results include: the full three-month period for all operations, including acquisitions, for 2021 and 2022 as if they happened on the first day of the respective period. Management believes that presenting pro forma results is important to understanding the Company’s financial performance and provides better analysis of trends in the Company’s underlying businesses as it allows for comparability to prior period results.

For further details of the financials, please see Charge Enterprises’ Form 10-Q dated May 16, 2022, filed with the Securities and Exchange Commission and available on Charge’s website Charge | SEC Filings. Financial statements prior to December 31, 2021 were filed with the OTC Markets.

Focused on Strategic Execution

Charge possesses a large, unique market opportunity to develop and deploy infrastructure to address the electrical infrastructure requirements of today and meet the demands of tomorrow. Strong momentum in the current investment and economic environment is driving both demand and investment in Charge’s total addressable EV charging / 5G Infrastructure market, totaling $224 billion1, from private, enterprise, and public sectors, including $72.5 billion from the Bipartisan Infrastructure Deal earmarked for EV charging, including a national network of 500,000 EV charging stations, and significant additional investment in the private sector, by 2028.

[1]	The White House | President Biden Announces Support for the Bipartisan Infrastructure Framework
The White House | Remarks of President Joe Biden - State of the Union Address As Prepared for Delivery

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Charge is continuing to execute its strategy to integrate high-quality assets with growing recurring revenue streams across its core competencies of building infrastructure for 5G wireless networks and EV charging ecosystem solutions:

Telecommunications

•	Continue to leverage 20-year global customer relationships and a variable cost model for growth, strengthening this division as a foundation underlying Charge’s consolidated revenue base.
•	Selectively add products and services with solid margins, such as SMS text, to this long-established business.

Infrastructure

•	Scale wireless/electrical infrastructure capabilities – Grow ANS’ private sector and BW public sector capabilities in wireless network and electrical charging infrastructure, uniting their complementary offerings and resources to fuel growth into each other’s New York and New Jersey territories, offering a powerful unique, one-stop value proposition for clients’ wireless network and electrical charging ecosystem installation needs.
•	EV charging infrastructure platform – Capture explosive growth in the EV space. Charge’s Detroit, MI team is leveraging long-standing relationships in the automotive original equipment manufacturer (“OEM”) vertical through a 4-pronged approach to:

○	Leverage Charge’s ANS, BW and EV Depot subsidiaries’ capabilities for bespoke installations, including project management, design and engineering, construction, installation, and maintenance;
○

Build a nationwide network of local contractors, electricians and engineering firms to execute the expansion and scale as Charge’s leadership team establishes and grows relationships with key customers in varying industry sectors, including automotive dealerships, auto OEMs, commercial fleet and other industrial and public sectors;

○

Build out an internal team to increase Charge’s bench focused on educating and guiding customers on critical elements of uptime and total cost of ownership for EV charging infrastructure solutions, optimal client-engagement, and dedicated project management of Charge services;

○

Continue to selectively seek acquisition opportunities and strategic partnerships that expand greater scale, enhance services, and create additional value vertically and horizontally within the supply chain of adapting infrastructure implementation for EV Charging and 5G wireless networks, DAS, small cell and intelligent sites.

Charge will continue to invest in talent with world class industry experience at both the divisional and corporate levels to drive future growth.

Berkshire Hathaway Automotive

Berkshire Hathaway Automotive is one of the largest dealership groups in America, with over 100 franchises in 10 states, including Arizona, California, Florida, Georgia, Illinois, Indiana, Missouri, Nebraska, New Mexico and Texas.2

2Berkshirehathawayautomotive.com

About Charge Enterprises, Inc.

Telecommunications

Our Telecommunications business (“Telecommunications”) has provided routing of both voice and data to Carriers and Mobile Network Operators (“MNOs”) globally for over two decades and we will selectively add profitable products and services to this long-established business.

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Infrastructure

Our Infrastructure business (“Infrastructure”) has a primary focus on two fast growing sectors: electric vehicle (“EV”) charging, and Telecommunications Network 5G, including cell tower, small cell, and in-building applications. Solutions for these two sectors include: Design and Engineering, Equipment Specification and Sourcing, Installation, Data and Software Solutions, and Service and Maintenance.

To learn more about Charge, visit Charge Enterprises, Inc.

Notice Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect current expectations or beliefs regarding future events or Charge’s future performance. Often, but not always, forward-looking statements can be identified by the use of words such as “plans”, “expects”, “is expected”, “budget”, “scheduled”, “estimates”, “continues”, “forecasts”, “projects”, “predicts”, “intends”, “anticipates”, “targets” or “believes”, or variations of, or the negatives of, such words and phrases or state that certain actions, events or results “may”, “could”, “would”, “should”, “might” or “will” be taken, occur or be achieved. All forward-looking statements, including those herein, are qualified by this cautionary statement.

Although Charge believes that the expectations expressed in such forward-looking statements are based on reasonable assumptions, such statements involve risks and uncertainties, and actual results may differ materially from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include the business plans and strategies of Charge, Charge’s future business development, market acceptance of electric vehicles, Charge’s ability to generate profits and positive cash flow, changes in government regulations and government incentives, subsidies, or other favorable government policies, and other risks discussed in Charge’s filings with the U.S. Securities and Exchange Commission (“SEC”). Readers are cautioned that the foregoing list of risks and uncertainties is not exhaustive of the factors that may affect forward-looking statements. Accordingly, readers should not place undue reliance on forward-looking statements. The forward-looking statements in this press release speak only as of the date of this press release or as of the date or dates specified in such statements. For more information on us, investors are encouraged to review our public filings with the SEC which are available on the SEC’s website at www.sec.gov. Charge disclaims any intention or obligation to update or revise any forward- looking information, whether as a result of new information, future events or otherwise, other than as required by law.

Media Contacts:

Steve Keyes (248) 952-7022

Steve.keyes@centigrade.com

Investor Relations:

Christine Cannella (954) 298-6518

Ccannella@charge.enterprises

Carolyn Capaccio, CFA (212) 838-3777

Ccapaccio@lhai.com

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CHARGE ENTERPRISES, INC.

CONSOLIDATED RESULTS OF OPERATIONS

In thousands	As Reported			Proforma
	Three months ended March 31,			Three months ended March 31,
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Revenues
Telecommunications	$143,360	$111,119	$32,241	$143,360	$111,119	$32,241
Infrastructure	19,618	8	19,609	19,850	14,425	5,425
Total Revenues	162,978	111,128	51,850	163,210	125,544	37,666
Cost of Goods Sold	156,508	109,509	46,998	156,595	120,479	36,116
Gross Margin	6,470	1,618	4,852	6,615	5,065	1,550
Stock based compensation	10,744	4,563	6,180	10,744	4,563	6,180
General and administrative	2,997	1,299	1,697	3,045	2,124	921
Salaries and related benefits	4,243	832	3,410	4,256	2,635	1,621
Professional fees	1,064	247	817	1,064	312	753
Depreciation expense	209	50	159	209	186	23
Income (loss) from operations	(12,786)	(5,374)	(7,413)	(12,703)	(4,756)	(7,948)
Other operating (income) expense	1,932	(2,612)	4,544	1,941	(2,616)	4,557
Income tax expense / (benefit)	(1,578)	(1,183)	(396)	(1,578)	(1,183)	(396)
Net income (loss)	$(13,140)	$(1,579)	$(11,561)	$(13,066)	$(957)	$(12,110)

CHARGE ENTERPRISES, INC.

SEGMENT RESULTS OF OPERATIONS

Telecommunications

In thousands	As Reported			Proforma
	Three months ended March 31,			Three months ended March 31,
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Revenues	$143,360	$111,119	$32,241	$143,360	$111,119	$32,241
Cost of Goods Sold	141,932	109,507	32,425	141,932	109,507	32,425
Gross Margin	1,429	1,612	(184)	1,429	1,612	(184)
Stock based compensation	-	-	-	-	-	-
General and administrative	515	380	135	515	380	135
Salaries and related benefits	319	476	(157)	319	476	(157)
Professional fees	25	17	8	25	17	8
Depreciation expense	44	50	(6)	44	50	(6)
Income (loss) from operations	527	689	(163)	527	689	(163)
Other operating (income) expense	128	472	(344)	128	472	(344)
Income tax expense / (benefit)	(184)	(124)	(61)	(184)	(124)	(61)
Net income (loss)	$583	$341	$242	$583	$341	$242

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Infrastructure

In thousands	As Reported			Proforma
	Three months ended March 31,			Three months ended March 31,
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Revenues	$19,618	8	19,609	$19,850	14,425	5,425
Cost of Goods Sold	14,576	3	14,573	14,663	10,972	3,691
Gross Margin	5,042	6	5,036	5,186	3,452	1,734
Stock based compensation	-	-	-	-	-	-
General and administrative	1,060	386	674	1,108	1,210	(102)
Salaries and related benefits	2,120	83	2,037	2,134	1,886	247
Professional fees	60	6	54	60	70	(11)
Depreciation expense	166	-	166	166	136	30
Income (loss) from operations	1,637	(469)	2,105	1,720	149	1,570
Other operating (income) expense	449	5	444	458	-	458
Income tax expense / (benefit)	(90)	-	(90)	(90)	-	(90)
Net income (loss)	$1,278	(473)	1,751	$1,352	149	1,202

Non-Operating Corporate

In thousands	As Reported			Proforma
	Three months ended March 31,			Three months ended March 31,
			Increase			Increase
	2022	2021	(Decrease)	2022	2021	(Decrease)
Revenues	$-	$-	$-	$-	$-	$-
Cost of Goods Sold	-	-	-	-	-	-
Gross Margin	-	-	-	-	-	-
Stock based compensation	10,744	4,563	6,180	10,744	4,563	6,180
General and administrative	1,422	534	888	1,422	534	888
Salaries and related benefits	1,804	273	1,531	1,804	273	1,531
Professional fees	980	224	755	980	224	755
Depreciation expense	-	-	-	-	-	-
Income (loss) from operations	(14,950)	(5,595)	(9,355)	(14,950)	(5,595)	(9,355)
Other operating (income) expense	1,355	(3,089)	4,444	1,355	(3,089)	4,444
Income tax expense / (benefit)	(1,304)	(1,059)	(245)	(1,304)	(1,059)	(245)
Net income (loss)	$(15,001)	$(1,447)	$(13,554)	$(15,001)	$(1,447)	$(13,554)

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CHARGE ENTERPRISES, INC.

CONSOLIDATED BALANCE SHEETS

(Unaudited)

	March 31,	December 31,
	2022	2021
ASSETS
Current assets
Cash and cash equivalents	$26,381,238	$18,238,264
Accounts receivable net of allowances of $176,949 and 268,007, respectively	68,917,012	73,334,183
Inventory	135,813	111,070
Deposits, prepaids and other current assets	2,242,121	1,721,222
Investments in marketable securities	23,721,546	9,618,743
Investments in non-marketable securities	100,000	100,000
Cost in excess of billings	6,585,744	4,812,483
Total current assets	128,083,474	107,935,965

Property, plant and equipment, net	1,854,294	2,011,668
Finance lease asset	431,361	469,645
Operating lease right-of-use asset	4,017,788	1,558,052
Non-current assets	232,000	-
Goodwill	44,552,075	26,054,522
Deferred tax asset	7,371,483	5,579,660
Total assets	$186,542,475	$143,609,512

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$89,994,468	$71,428,301
Accrued liabilities	6,525,994	5,739,475
Deferred revenue	5,234,370	7,017,392
Convertible notes payable, net of discount	2,700,763	2,700,337
Line of credit	-	1,898,143
Finance lease liability	159,215	159,215
Operating lease liability	1,278,913	125,191
Total current liabilities	105,893,723	89,068,054

Non-current liabilities
Finance lease liability, non-current	174,115	218,825
Operating lease liability, non-current	2,839,860	1,442,743
Notes payable, net of discount	24,571,333	26,087,523
Convertible notes payable, net of discount	4,954,219	4,475,260
Total liabilities	138,433,250	121,292,405

Mezzanine Equity
Series B Preferred Stock	6,850,000	6,850,000

Commitments and contingencies (Note 17)

Stockholders’ Equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized;
Series A: 0 shares issued and outstanding at March 31, 2022 and December 31, 2021	-	-
Series C: 6,226,370 and 2,370,370 shares issued and outstanding at March 31, 2022 and December 31, 2021	623	237
Common stock, $0.0001 par value; 750,000,000 shares authorized 189,788,747 and 184,266,934 issued and outstanding at March 31, 2022 and December 31, 2021	18,979	18,426
Common stock to be issued, 6,587,897 shares at March 31, 2022 and December 31, 2021	658	658
Additional paid in capital	169,923,565	126,869,604
Accumulated other comprehensive income (loss)	(32,184)	(32,289)
Accumulated deficit	(128,652,416)	(111,389,529)
Total stockholders’ equity	41,259,225	15,467,107
Total liabilities and stockholders’ equity	$186,542,475	$143,609,512

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CHARGE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	For the three months ended March 31,
	2022	2021

Revenues	$162,977,890	$111,127,641
Cost of Goods Sold	156,507,632	109,509,320
Gross Margin	6,470,258	1,618,321

Operating expenses
Stock based compensation	10,743,632	4,563,196
General and administrative	2,996,684	1,299,287
Salaries and related benefits	4,242,681	832,384
Professional fees	1,064,487	247,152
Depreciation expense	209,054	49,947
Total operating expenses	19,256,538	6,991,966

Net operating loss	(12,786,280)	(5,373,645)

Other income (expenses):
Income (loss) from investments, net	(110,006)	3,401,714
Amortization of debt discount	(1,029,597)	(61,874)
Other income (expense), net	198,353	(330)
Interest expense	(735,053)	(181,002)
Foreign exchange adjustments	(255,602)	(451,478)
Amortization of debt discount, related party	-	(95,127)
Total other expenses, net	(1,931,905)	2,611,903

Income (loss) before income tax benefit (expense)	(14,718,185)	(2,761,742)

Income tax benefit (expense)	1,578,283	1,182,635

Net (loss)	$(13,139,902)	$(1,579,107)
Deemed dividend	(3,856,000)	-
Preferred dividends	(266,987)	-
Net loss available to common stockholders	$(17,262,889)	$(1,579,107)

Basic and diluted loss per share available to common stockholders	$(0.09)	$(0.01)

Weighted average number of shares outstanding, basic and diluted	188,408,616	147,806,984

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CHARGE ENTERPRISES, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the three months ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(13,139,903)	$(1,579,107)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation and amortization	209,054	49,947
Stock-based compensation	10,743,633	4,689,940
Change in fair value of derivative liabilities	-	330
Amortization of debt discount	1,029,597	61,874
Amortization of debt discount, related party	-	95,127
Loss on foreign currency exchange	255,602	451,478
Income from investments, net	110,006	(3,401,714)
Other income (expense), net	(188,227)	-
Income tax (benefit) expense	(1,578,283)	(1,182,635)
Changes in working capital requirements:
Accounts receivable	4,265,706	21,528,860
Accrued revenue	3,842,574	-
Deposits, prepaids and other current assets	(220,917)	51,578
Other assets	(129,000)	-
Costs in excess of billings	(5,615,835)	-
Accounts payable	17,875,870	(11,321,223)
Accrued expenses	(352,222)	(9,694,135)
Other current liabilities	(166,984)	-
Deferred revenue	(2,225,122)	-
Net cash provided by (used in) operating activities	14,715,549	(249,680)

CASH FLOWS FROM INVESTING ACTIVITIES:
Acquisition of fixed assets	(34,942)	(266,096)
Sale of intellectual property	127,486	-
Purchase of marketable securities	(42,614,225)	(25,213,283)
Sale of marketable securities	28,401,415	25,213,283
Investment in EV Depot	(1,231,250)	-
Cash acquired in acquisition	104,485	-
Net cash used in investing activities	(15,247,031)	(266,096)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from sale of Series C Preferred Stock	10,845,000	-
Repayments on revolving line of credit, net	(1,898,143)	-
Payment on financing lease	(26,601)	-
Payment of dividends	(260,798)	-
Net cash provided by financing activities	8,659,458	-

Foreign currency adjustment	14,998	-

NET INCREASE (DECREASE) IN CASH	8,142,974	(515,776)
CASH, BEGINNING OF PERIOD	18,238,264	11,629,303
CASH, END OF PERIOD	$26,381,238	$11,113,527

Supplemental disclosure of cash flow information
Cash paid for interest expense	$731,715	$110,123
Cash paid for income taxes	$-	$-

Non-cash operating and financing activities:
Common Stock issued in acquisition of business	$17,530,278	$-

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